EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-91511, 333-120856, 333-120857, and 333-130740 on Form S-8 of Republic Bancorp, Inc. of our reports dated March 12, 2008 with respect to the consolidated financial statements of Republic Bancorp, Inc., and the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K of Republic Bancorp, Inc. for the year ended December 31, 2007.

Louisville, Kentucky
March 14, 2008